Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 4, 2013 relating to the financial statements, which appear in Ambarella, Inc.’s Annual Report on Form 10-K for the year ended January 31, 2013.

/s/ PricewaterhouseCoopers LLP

San Jose, California

April 4, 2013